UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 29, 2015

UGI Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	1-11071	23-2668356
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

460 No.Gulph Road, King of Prussia, Pennsylvania		19406
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610 337-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

On January 29, 2015, UGI Corporation (the “Company”) held its Annual Meeting of Shareholders. The shareholders (i) elected all nine nominees to the Board of Directors, (ii) adopted a resolution approving the Company’s executive compensation, and (iii) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2015.

1.	The table below sets forth (i) the number of votes cast for each director nominee, (ii) the number of votes cast against each director nominee, and (iii) the number of broker non-votes for each director nominee. There were no abstentions with respect to the election of the Company’s directors.

DIRECTOR NOMINEES	FOR	AGAINST	BROKER NON-VOTES
Richard W. Gochnauer	134,709,437	463,580	20,833,152
Lon R. Greenberg	122,911,709	12,261,308	20,833,152
Frank S. Hermance	134,703,453	469,564	20,833,152
Ernest E. Jones	128,744,044	6,427,734	20,833,152
Anne Pol	128,703,618	6,469,399	20,833,152
M. Shawn Puccio	134,697,402	475,615	20,833,152
Marvin O. Schlanger	128,642,597	6,530,420	20,833,152
Roger B. Vincent	134,712,263	460,754	20,833,152
John L. Walsh	133,252,979	1,920,038	20,833,152

2.	The number of votes cast for and against, the number of abstentions and the number of broker non-votes for the advisory vote on the resolution to approve the Company’s executive compensation is as follows:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
129,844,596	4,406,011	929,525	20,833,152

3.	The number of votes cast for and against, the number of abstentions and the number of broker non-votes for the ratification of the appointment of Ernst & Young LLP is as follows:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
150,099,734	5,400,838	512,712	0

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UGI Corporation

February 3, 2015	By:	/s/ Monica M. Gaudiosi

Name: Monica M. Gaudiosi
Title: Vice President, General Counsel and Secretary